L & L Energy Recruits New Vice President for Corporate Development

SEATTLE, June 1, 2010 – L & L Energy, Inc., (“L&L” or “The Company”), (NasdaqGM: LLEN), a U.S.-based company in coal businesses, today announces its appointment of Connie Wong, a business and technology veteran, as Executive Vice President for Corporate Development with immediate effect.

Ms. Wong has in-depth global market knowledge and technology savvy. She will lead the development of corporate strategy, sales and marketing, and technological solutions for L&L’s innovative energy business.

Ms. Wong has over 30 years of experience in management, partnership development, and building new markets. Prior to joining L&L, Ms. Wong was President of Hutchison Whampoa Americas Ltd., and CEO/Founder of Vidiator Technology (U.S.) Inc. Both companies are subsidiaries of Hutchison Whampoa Ltd, a Fortune 500 company.

“We are very excited to have Connie Wong joining L&L’s management team,” commented Dickson Lee, Chairman and CEO of L&L. “Her track record in opening new markets is a great attribute to helping L&L becoming an energy leader in China.”

Ms. Wong is a US citizen.  She is based at L&L’s corporate office in Seattle. Ms. Wong holds a Bachelor of Science degree and an Executive MBA.

About L&L Energy

Founded in 1995 and headquartered in Seattle, L&L (http://www.LLEnergyInc.com) focuses on serving the energy market in China. Through its subsidiaries, it operates profitable coal mines, coal wholesale, coking, and coal-washing facilities in Yunnan and Guizhou Provinces.

Forward-Looking Statements

The statements herein may contain words that are not historical fact, including terms such as “expert,” “plan,” and other expressions, including statements related to Company’s future performance, are all “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

Contacts:

Dave Gentry

RedChip Companies, Inc.

(800)733-2447, Ext.104

John Baldissera

BPC Financial Marketing

(800)368-1217

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SOURCE: L & L Energy, Inc.